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Exhibit 10.2

DIGIMARC CORPORATION

2000 NON-OFFICER EMPLOYEE STOCK INCENTIVE PLAN

(Amended and Restated on February 19, 2004)

        1.    Purposes of the Plan.    The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees (excluding Officers and Directors) and to promote the success of the Company's business.

        2.    Definitions.    As used herein, the following definitions shall apply:

          (a)    "Affiliate" and "Associate"    shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

          (b)    "Applicable Laws"    means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

          (c)    "Award"    means the grant of a Non-Qualified Stock Option.

          (d)    "Award Agreement"    means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

          (e)    "Board"    means the Board of Directors of the Company.

          (f)    "Code"    means the Internal Revenue Code of 1986, as amended.

          (g)    "Committee"    means any committee appointed by the Board to administer the Plan.

          (h)    "Common Stock"    means the common stock of the Company.

          (i)    "Company"    means Digimarc Corporation, a Delaware corporation.

          (j)    "Consultant"    means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

          (k)    "Continuous Service"    means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

          (l)    "Director"    means a member of the Board or the board of directors of any Related Entity.

          (m)    "Disability"    means that a Grantee would qualify for benefit payments under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy.

          (n)    "Employee"    means any person, excluding an Officer or Director, who is an employee of the Company or any Related Entity.

          (o)    "Exchange Act"    means the Securities Exchange Act of 1934, as amended.

          (p)    "Fair Market Value"    means, as of any date, the value of Common Stock determined as follows:

      (i)
      If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sale price for a Share (or the closing bid price, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Plan Administrator) on the date of determination (or, if no closing sale price or closing bid price was reported on that date, as applicable, on the last trading date such closing sale price or closing bid price was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

      (ii)
      If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sale price for a Share as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable; or

      (iii)
      In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Plan Administrator in good faith.

          (q)    "Grantee"    means an Employee who receives an Award pursuant to an Award Agreement under the Plan.

          (r)    "Immediate Family"    means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee's household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

          (s)    "Non-Qualified Stock Option"    means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (t)    "Officer"    means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (u)    "Option"    means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

          (v)    "Parent"    means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (w)    "Plan"    means this 2000 Non-Officer Employee Stock Incentive Plan.

          (x)    "Plan Administrator"    means either the Board or a committee of the Board that is responsible for the administration of the Plan as is designated from time to time by resolution of the Board.

          (y)    "Related Entity"    means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

          (z)    "Share"    means a share of the Common Stock.

          (aa)    "Subsidiary"    means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3.    Stock Subject to the Plan.

    (a)
    Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is two hundred seventy five thousand (275,000) Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

    (b)
    Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

        4.    Administration of the Plan.

          (a)    Plan Administrator.

      (i)
      Administration With Respect to Employees. With respect to grants of Awards to Employees, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. Subject to Applicable Laws, the Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

      (ii)
      Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

          (b)    Powers of the Plan Administrator.    Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Plan Administrator hereunder), and except as otherwise provided by the Board, the Plan Administrator shall have the authority, in its discretion:

      (i)
      to select the Employees to whom Awards may be granted from time to time hereunder;

      (ii)
      to determine whether and to what extent Awards are granted hereunder;

      (iii)
      to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

      (iv)
      to approve forms of Award Agreements for use under the Plan;

      (v)
      to determine the terms and conditions of any Award granted hereunder;

      (vi)
      to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

      (vii)
      to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;

      (viii)
      to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

      (ix)
      to take such other action, not inconsistent with the terms of the Plan, as the Plan Administrator deems appropriate.

        5.    Eligibility.    Awards may be granted only to Employees (excluding Officers, Directors and Consultants). An Employee who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to Employees who are residing in foreign jurisdictions as the Plan Administrator may determine from time to time.

        6.    Terms and Conditions of Awards.

          (a)    Conditions of Award.    Subject to the terms of the Plan, the Plan Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Plan Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Plan Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

          (b)    Acquisitions and Other Transactions.    The Plan Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

          (c)    Deferral of Award Payment.    The Plan Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award (but only to the extent that such deferral programs would not result in an accounting compensation charge unless otherwise determined by the Plan Administrator). The Plan Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Plan Administrator deems advisable for the administration of any such deferral program.

          (d)    Separate Programs.    The Plan Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Plan Administrator from time to time.

          (e)    Early Exercise.    The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Plan Administrator determines to be appropriate.

          (f)    Term of Award.    The term of each Award shall be the term stated in the Award Agreement.

          (g)    Transferability of Awards.    Awards may be transferred by gift or through a domestic relations order to members of the Grantee's Immediate Family to the extent provided in the Award Agreement or in the manner and to the extent determined by the Plan Administrator.

          (h)    Time of Granting Awards.    The date of grant of an Award shall for all purposes be the date on which the Plan Administrator makes the determination to grant such Award, or such other date as is determined by the Plan Administrator. Notice of the grant determination shall be given to each Employee to whom an Award is so granted within a reasonable time after the date of such grant.

        7.    Award Exercise Price, Consideration, and Taxes.

          (a)    Exercise Price.    The per Share exercise price for Non-Qualified Stock Options shall be not less than fifty percent (50%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the Plan Administrator.

          (b)    Consideration.    Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Plan Administrator. In addition to any other types of consideration the Plan Administrator may determine, the Plan Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

      (i)
      cash;

      (ii)
      check;

      (iii)
      delivery of Grantee's promissory note with such recourse, interest, security, and redemption provisions as the Plan Administrator determines as appropriate;

      (iv)
      surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Plan Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Plan Administrator);

      (v)
      payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

      (vi)
      any combination of the foregoing methods of payment.

          (c)    Taxes.    No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Plan Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

        8.    Exercise of Award.

          (a)    Procedure for Exercise; Rights as a Stockholder.

      (i)
      Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Plan Administrator under the terms of the Plan and specified in the Award Agreement.

      (ii)
      An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

          (b)    Exercise of Award Following Termination of Continuous Service.

      (i)
      An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Service only to the extent provided in the Award Agreement.

      (ii)
      Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

        9.    Conditions Upon Issuance of Shares.

    (a)
    Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    (b)
    As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

        10.    Adjustments Upon Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Plan Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar event affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Plan Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Plan Administrator and its determination shall be final, binding and conclusive. Except as the Plan Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

        11.    Effective Date and Term of Plan.    The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

        12.    Amendment, Suspension or Termination of the Plan.

    (a)
    The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

    (b)
    No Award may be granted during any suspension of the Plan or after termination of the Plan.

    (c)
    Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 11, above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Plan Administrator, which agreement must be in writing and signed by the Grantee and the Company.

        13.    Reservation of Shares.

    (a)
    The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    (b)
    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        14.    No Effect on Terms of Employment Relationship.    The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the Company's right to terminate the Grantee's Continuous Service at any time, with or without cause.

        15.    No Effect on Retirement and Other Benefit Plans.    Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

        16.    Approval of the Plan.    The Plan became effective when adopted by the Board on June 9, 2000. On February 19, 2004, the Board adopted and approved an amendment and restatement of the Plan to revise the definition of Fair Market Value such the fair market value of a Share of Common Stock of the Company shall be determined based on the closing price for a Share on the date of determination, which amendment is not subject to approval by the stockholders of the Company.

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DIGIMARC CORPORATION 2000 NON-OFFICER EMPLOYEE STOCK INCENTIVE PLAN (Amended and Restated on February 19, 2004)